UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2013

Energizer Tennis Inc.
(Exact name of registrant as specified in its charter)

NV	333-182199	99-0377575
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 3, 219 Bow Road Docklands, London E3 2SJ, United Kingdom	NA
(address of principal executive offices)	(zip code)

+44 0203 086 8131
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01.  Changes in Control of the Registrant

On May 26, 2013, Alexander Farquharson, our President, Secretary, Director, and now Treasurer (see Item 5.02 below), purchased 1,000,000 shares of Company stock from Daniel Martinez (former Treasurer and Director) for $10,000 USD in a private transaction.  President Farquahrason used his personal funds to pay for the stock.  As a result of this stock acquisition, President Farquharson is now the sole holder of 68% of the issued and outstanding stock of the Company, and is thus the sole controlling shareholder. There are no arrangements or understandings between President Farquharson and Daniel Martinez with respect to the election of directors or other matters.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective May 27, 2013, Daniel Martinez resigned as Treasurer, Chief Financial Officer, and Director of our Company.  His resignation was not the result of any disagreements with our Company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Martinez’s resignation, the Board of Directors appointed our current President, Secretary, and Chief Executive Officer, Alexander Farquharson as Treasurer and Chief Financial Officer to fill the ensuing vacancy, effective May 27, 2013.  There are no arrangements or understanding between Mr. Alexander Farquharson and any other person pursuant to which he was selected as a Treasurer and Chief Financial Officer, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Farquharson  and any other director or executive officer of the Company.

As the now sole officer and director of the Company, Mr. Farquharson will function as the sole member of any board committees.

Alexander Farquharson

Mr. Farquharson worked as a self-employed tennis coach from July 2012 to present.  Prior to this he worked for Tennis 360 Academy, a performance tennis coaching company in Dubai, from June 2011 to June 2012. He specializes in all aspects of player coaching, physical training and competition preparation. From June 2009 to May 2012 Mr. Farquharson was on tour coaching a French female player who competed on the Women’s Tennis Association’s (WTA). During his time with her he was able to improve her WTA world ranking from 990 to 510.

Mr. Farquharson received a scholarship to University of Texas at Arlington where he obtained a BSc in Exercise Science in 2006. He then achieved an MSc in Human Performance from Brunel University, London, UK in 2008. He has also successfully completed coaching qualifications from Britain’s national tennis governing body, the Lawn Tennis Association (LTA), and the global Professional Tennis Registry (PTR). Additionally, Mr. Farquharson holds the Certified Strength and Conditioning Specialists (CSCSs), the only strength training and conditioning certification to be nationally accredited by the National Commission for Certifying Agencies (NCCA).  Mr. Farquharson also has a diploma in Sports Massage Therapy from the London-based global organization ITEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER TENNIS, INC.

Dated: May 28, 2013	/s/ Alexander Farquharson
Alexander Farquharson
President and Director

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